UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127

Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2025, Veru Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC, as representative of the underwriters named therein (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of 8,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (or pre-funded warrants, each representing the right to purchase one share of Common Stock at an exercise price of $0.001 (the “Pre-Funded Warrants”) in lieu thereof), and accompanying Series A warrants to purchase up to 8,400,000 shares of Common Stock at an exercise price of $3.00 per share of Common Stock (the “Series A Warrants”) and Series B warrants to purchase up to 8,400,000 shares of Common Stock at an exercise price of $3.00 per share of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), at a combined public offering price of $3.00 per Share and accompanying Series A Warrant and Series B Warrant.

The net proceeds to the Company from the Offering are expected to be approximately $23.4 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. All of the securities are being sold by the Company. The closing of the Offering is expected to occur on or about October 31, 2025, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to a prospectus supplement dated October 29, 2025 and an accompanying prospectus dated April 14, 2023, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-270606) previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

Each Pre-Funded Warrant entitles the holder to purchase one share of Common Stock at an exercise price equal to $0.001 per share and will be immediately exercisable from the date of its issuance. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of the outstanding Common Stock following the consummation of the Offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Each Series A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price equal to $3.00 per share, will be immediately exercisable and will expire five years from the date of issuance. Each Series B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price equal to $3.00 per share, will be immediately exercisable and will expire on the date that is the earlier of (i) the third anniversary of the date of issuance or (ii) the date upon which the second of the following occurs: (a) the date on which the Company first publicly discloses, whether by press release or Form 8-K filing, interim data from our planned Phase 2b PLATEAU clinical study of enobosarm, which data show both (i) a relative difference of at least 10% in median percentage change in percent lean body mass (calculated by dividing [a] total lean mass (kg) by [b] the sum of total lean mass (kg) plus total fat mass (kg) and multiplying such fraction by 100%) over a 36-week period between enobosarm and placebo groups, and (ii) a relative difference of at least 80% between enobosarm and placebo groups when calculating total lean mass preserved over a 36-week period (calculated by dividing the difference of the total lean mass at the conclusion of the period minus the total lean mass at the beginning of the period, by the total lean mass at the beginning of the period, and multiplying such fraction by 100%), and (b) following such public disclosure in clause (a) above, the closing price for shares of the Common Stock has been at least $4.00 for at least ten consecutive trading days. A holder of the Warrants will not be entitled to exercise any portion of such Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates, any other persons acting as a group together with the holder and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) to exceed 4.99% (or, upon election by the holder prior to the issuance of the Warrant, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. In addition, in certain circumstances, upon a fundamental transaction (as described in the Warrants), a holder of Warrants will be entitled to receive, upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction or number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation. In lieu of receiving such Common Stock in the fundamental transaction, the Warrant holder may elect to have the Company or the successor entity purchase the holder’s Warrant for its fair market value measured by the Black-Scholes method.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. In addition, pursuant to the terms of the Underwriting Agreement and subject to certain exceptions, the Company and all of its directors and executive officers have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of the Company’s common stock without the consent of Canaccord Genuity LLC for a period of 90 days after the date of the Underwriting Agreement.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion of Reinhart Boerner Van Deuren s.c. relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion of King & Spalding LLP relating to the validity of the Warrants is attached as Exhibit 5.2 to this Current Report on Form 8-K.

Item 8.01	Other Events

On October 29, 2025, the Company issued a press release announcing the Offering, and on October 30, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of each press release is filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this report can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should, ” “will,” “would” or the negative of these terms or other words of similar meaning. Any forward-looking statements in this release are based upon the Company’s current plans and strategies and reflect the Company’s current assessment of the risks and uncertainties related to its business and are made as of the date of this report. The Company assumes no obligation to update any forward-looking statements contained in this release because of new information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering and the Company’s expectations regarding the use of proceeds therefrom. This list is not exhaustive and other risks are detailed in the Company’s periodic reports filed with the SEC, including the Company’s Form 10-K for the year ended September 30, 2024 and in the Company’s subsequent Quarterly Reports on Form 10-Q, which are available at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

1.1	Underwriting Agreement dated October 30, 2025, by and between Veru Inc. and the underwriters named therein.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series A Warrant.

4.3	Form of Series B Warrant.

5.1	Opinion of Reinhart Boerner Van Deuren s.c.

5.2	Opinion of King & Spalding LLP.

23.1	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1).

23.2	Consent of King & Spalding LLP (included in Exhibit 5.2).

99.1	Press Release dated October 29, 2025 announcing the Offering.

99.2	Press Release dated October 30, 2025 announcing the pricing of the Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2025	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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